UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

56-0906609

(IRS Employer Identification No.)

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-158663

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Leveraged Index Return Notes®, Linked to the S&P 500® Index, due July 27, 2012	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Bank of America Corporation Leveraged Index Return Notes®, Linked to the S&P 500® Index, due July 27, 2012 (the “Notes”). A description of the Notes registered hereunder is set forth under the caption “Description of Debt Securities” in the prospectus included in the Registrant’s Form S-3 Registration Statement (Registration No. 333-158663) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2009; as supplemented by the information under the caption “Description of the Notes” in the Registrant’s prospectus supplement dated April 21, 2009 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference; as supplemented by the information under the captions “Risk Factors” and “Description of LIRNs” in the Registrant’s Product Supplement No. LIRN-2 dated April 21, 2009 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference; as supplemented by the information included in the Registrant’s Preliminary Term Sheet, subject to completion, dated June 24, 2009, which information is incorporated herein by reference; and as supplemented by the information included in the Registrant’s Term Sheet No. 147 to be filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which will contain the final terms and provisions of the Notes, including the principal amount and maturity date of the Notes, which information is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.1	Form of Registrant’s Global Senior Medium-Term Note, Series L, incorporated herein by reference to Exhibit 4.12 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-158663) filed April 20, 2009.

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533) filed February 1, 1995; as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 27, 2004; a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-133852) filed May 5, 2006; and a Fifth Supplemental Indenture dated as of December 1, 2008, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 5, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF AMERICA CORPORATION

Date: July 29, 2009	By:	/s/ William D. Hobbs
William D. Hobbs
Senior Vice President

Exhibit Index

4.1	Form of Registrant’s Global Senior Medium-Term Note, Series L, incorporated herein by reference to Exhibit 4.12 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-158663) filed April 20, 2009.

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533) filed February 1, 1995; as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 27, 2004; a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-133852) filed May 5, 2006; and a Fifth Supplemental Indenture dated as of December 1, 2008, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 5, 2008.

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